                                                                 EX-99.d.2.

                              SUBADVISORY AGREEMENT

     THIS  AGREEMENT is made and entered into as of the [ ] day of [ ], 2007, by and among ABERDEEN FUNDS (the "Trust"),  a Delaware  statutory  trust,  ABERDEEN
ASSET  MANAGEMENT INC. (the "Adviser") a Delaware  corporation  registered under the  Investment  Advisers Act of 1940,  as amended  (the  "Advisers  Act"),  and
GARTMORE  GLOBAL  PARTNERS,  a general  partnership  organized under the laws of
Delaware (the "Subadviser"), and also registered under the Advisers Act.

                              W I T N E S S E T H:

     WHEREAS,  the Trust is  registered  with the U.S.  Securities  and Exchange
Commission (the "SEC") as an open-end  management  investment  company under the
Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of the [ ] day of [ ], 2007 (the "Advisory Agreement"),  been retained  to act as  investment  adviser  for certain of the series of the Trust that are listed on Exhibit A to this Agreement (each, a "Fund");

     WHEREAS,  the Adviser  represents  that it is willing and  possesses  legal authority to render such services  subject to the terms and conditions set forth in this Agreement;

     WHEREAS,  the  Trust  and the  Adviser  each  represent  that the  Advisory
Agreement  permits  the  Adviser to  delegate  certain  of its duties  under the
Advisory Agreement to other investment advisers,  subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Adviser  desires  to retain  Subadviser  to assist it in the provision  of a  continuous  investment  program for that  portion of the Fund's assets that the Adviser will assign to the Subadviser, and Subadviser is willing to render such services  subject to the terms and  conditions  set forth in this
Agreement,

     NOW,  THEREFORE,  the parties do mutually agree and promise as follows with respect to each Fund:

     1. Appointment as Subadviser. The Adviser hereby appoints the Subadviser to act as investment adviser for and to manage that portion or all of the assets of the Fund  that the  Adviser  from  time to time  upon  reasonable  prior  notice allocates  to, and puts under the control of, the  Subadviser  (the  "Subadviser
Assets")  subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement;  and the Subadviser hereby accepts such appointment.  In such capacity, the Subadviser shall be responsible for the investment  management of the Subadviser  Assets.  It is recognized that the Subadviser and certain of its affiliates now act, and that from time to time hereafter  may  act,  as  investment  adviser  to one or more  other  investment companies  and to fiduciary or other  managed  accounts and that the Adviser and the Trust cannot object to such activities.

     2. Duties of Subadviser.

     (a)  Investments.  The  Subadviser  is hereby  authorized  and directed and hereby agrees, subject to the stated investment policies and restrictions of the
Fund  as  set  forth  in the  Fund's  prospectus  and  statement  of  additional information  as currently  in effect and, as soon as practical  after the Trust, the Fund or the Adviser  notifies the Subadviser  thereof,  as  supplemented  or amended  from  time  to  time  (collectively  referred  to  hereinafter  as  the
"Prospectus") and subject to the directions of the Adviser and the Trust's Board of Trustees,  to monitor on a continuous basis the performance of the Subadviser
Assets and to conduct a continuous  program of  investment,  evaluation  and, if appropriate,  sale and reinvestment of the Subadviser Assets. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the  Subadviser  in  connection  with the  Subadviser's  activities  under  this
Agreement,  including, without limitation,  providing information concerning the
Fund, its funds available, or to become available,  for investment and generally as to the conditions of the Fund's or the Trust's affairs.

     (b)  Compliance  with  Applicable  Laws,   Governing  Documents  and  Trust
Compliance Procedures.  In the performance of its services under this Agreement, the  Subadviser  shall act in  conformity  with:  (i) the  Prospectus;  (ii) the
Trust's  Agreement and  Declaration  of Trust and By-Laws as currently in effect and, as soon as practical after the Trust,  the Fund or the Adviser notifies the
Subadviser thereof,  as supplemented,  amended and/or restated from time to time
(referred  to  hereinafter  as  the   "Declaration   of  Trust"  and  "By-Laws,"
respectively);  (iii) the policies and  procedures  for  compliance by the Trust with the  Federal  Securities  Laws (as that term is defined in Rule 38a-1 under the 1940 Act)  provided  to the  Subadviser  (together,  the  "Trust  Compliance
Procedures");  and (iv) with the instructions and directions received in writing from the Adviser or the Trustees of the Trust.  The Subadviser in performing its services under this Agreement will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable  federal and state laws and  regulations.  Without limiting the preceding  sentence,  the Adviser promptly shall notify the Subadviser as to any act or  omission of the  Subadviser  hereunder  that the Adviser  reasonably deems to constitute or to be the basis of any  noncompliance  or  nonconformance with any of the Trust's  Declaration  of Trust and By-Laws,  the  Prospectus and
Trust Compliance Procedures, the instructions and directions received in writing from the Adviser or the Trustees of the Trust or the 1940 Act, the Code, and all
other  applicable  federal and state laws and regulations.  Notwithstanding  the foregoing,  the Adviser shall remain responsible for ensuring the Fund's and the
Trust's overall  compliance with the 1940 Act, the Code and all other applicable federal and state laws and  regulations  and the Subadviser is only obligated to comply with this  subsection  (b) with  respect to the  Subadviser  Assets.  The
Adviser  timely will  provide the  Subadviser  with a copy of the minutes of the meetings  of the Board of  Trustees of the Trust to the extent they may affect a
Fund or the services of the  Subadviser,  copies of any financial  statements or reports  made  by a Fund  to its  shareholders,  and any  further  materials  or information which the Subadviser may reasonably  request to enable it to perform its functions under this Agreement.

     The Adviser shall  perform  quarterly  and annual tax  compliance  tests to ensure that the Fund is in compliance  with  Subchapter M and Section  817(h) of the Code. In connection with such compliance tests, the Adviser shall inform the
Subadviser at least ten (10)  business  days prior to a calendar  quarter end if
the  Subadviser   Assets  are  out  of  compliance   with  the   diversification
requirements  under  either  Subchapter  M or  Section  817(h).  If the  Adviser notifies the Subadviser  that the Subadviser  Assets are not in compliance  with such  requirements  noted above, the Subadviser will take prompt action to bring the Subadviser  Assets back into compliance  within the time permitted under the
Code thereunder.

     The Adviser will provide the Subadviser with  reasonable  advance notice of any change in a Fund's  investment  objectives,  policies  and  restrictions  as stated in the  Prospectus,  and the Subadviser  shall, in the performance of its duties and  obligations  under this  Agreement,  manage  the  Subadviser  Assets consistent  with such changes,  provided that the Subadviser has received prompt notice of the  effectiveness  of such changes from the Trust or the Adviser.  In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus  reflecting such changes.  The Adviser acknowledges and will ensure  that  the  Prospectus  will  at all  times  be in  compliance  with  all disclosure  requirements  under  all  applicable  federal  and  state  laws  and regulations  relating to the Trust or the Fund,  including,  without limitation, the 1940 Act, and the rules and regulations thereunder,  and that the Subadviser shall have no liability in  connection  therewith,  except as to the accuracy of material  information  furnished in writing by the Subadviser to the Trust or to the Adviser specifically for inclusion in the Prospectus.  The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the  Subadviser  and its  relationship  to, and actions for, the Trust as may be required  to be  contained  in the  Prospectus  or in the  Trust's  Registration
Statement on Form N-1A.

     In order to assist the Trust and the Trust's Chief Compliance  Officer (the
"Trust CCO") to satisfy the requirements  contained in Rule 38a-1 under the 1940
Act, the  Subadviser  shall  provide to the Trust CCO: (i) direct  access to the
Subadviser's  chief  compliance  officer (the  "Subadviser  CCO"), as reasonably requested  by  the  Trust  CCO;  (ii)  quarterly  reports  confirming  that  the
Subadviser  has complied  with the Trust  Compliance  Procedures in managing the
Subadviser  Assets;  and  (iii)  quarterly  certifications  that  there  were no
Material  Compliance  Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust  Compliance  Procedures  that related to the  Subadviser's management of the Subadviser Assets.

     (c) Subadviser  Compliance  Policies and Procedures.  The Subadviser  shall promptly provide the Trust CCO with copies of: (i) the Subadviser's policies and procedures  for compliance by the Subadviser  with the Federal  Securities  Laws
(together,  the  "Subadviser  Compliance  Procedures"),  and (ii)  any  material changes to the Subadviser Compliance Procedures.  The Subadviser shall cooperate fully with the Trust CCO so as to facilitate the Trust CCO's  performance of the
Trust CCO's responsibilities under Rule 38a-1 to review,  evaluate and report to the Trust's  Board of Trustees on the  operation  of the  Subadviser  Compliance
Procedures,  and shall promptly report to the Trust CCO any Material  Compliance
Matter  arising  under  the  Subadviser   Compliance  Procedures  involving  the
Subadviser  Assets. The Subadviser shall provide to the Trust CCO: (i) quarterly reports  confirming the Subadviser's  compliance with the Subadviser  Compliance
Procedures in managing the Subadviser Assets, and (ii) certifications that there were no Material  Compliance  Matters  involving the Subadviser that arose under the Subadviser  Compliance  Procedures that affected the Subadviser  Assets.  At least annually, the Subadviser shall provide a certification to the Trust CCO to the effect that the  Subadviser  has in place and has  implemented  policies and procedures that are reasonably  designed to ensure  compliance by the Subadviser with the Federal Securities Laws.

     (d) Voting of Proxies.  The Adviser hereby  delegates to the Subadviser the
Adviser's  discretionary authority to exercise voting rights with respect to the securities and other  investments  in the  Subadviser  Assets and authorizes the
Subadviser  to  delegate  further  such  discretionary  authority  to a designee identified  in a notice  given to the Trust  and the  Adviser.  The  Subadviser, including without limitation its designee,  shall have the power to vote, either in person or by proxy,  all  securities  in which the  Subadviser  Assets may be invested  from  time  to  time,  and  shall  not be  required  to  seek  or take instructions  from,  the Adviser,  the Fund or the Trust or take any action with respect  thereto.  If both the Subadviser and another entity  managing assets of the Fund have invested the Fund's assets in the same  security,  the  Subadviser and such other entity will each have the power to vote its pro rata share of the
Fund's security.

     The  Subadviser  will  establish a written  procedure  for proxy  voting in compliance  with current  applicable  rules and  regulations,  including but not limited to Rule  30b1-4  under the 1940 Act.  The  Subadviser  will  provide the
Adviser or its  designee,  a copy of such  procedure and establish a process for the timely  distribution of the  Subadviser's  voting record with respect to the
Fund's  securities  and other  information  necessary  for the Fund to  complete information  required by Form N-1A under the 1940 Act and the  Securities Act of
1933, as amended (the "Securities  Act"), Form N-PX under the 1940 Act, and Form
N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.

     (e) Agent.  Subject to any other written instructions of the Adviser or the
Trust,  the  Subadviser is hereby  appointed the Adviser's and the Trust's agent
and   attorney-in-fact   for  the   limited   purposes  of   executing   account
documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser  Assets.  The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements  executed on behalf of the Adviser or the Trust.

     (f) Brokerage. The Subadviser is authorized,  subject to the supervision of the Adviser and the plenary  authority  of the  Trust's  Board of  Trustees,  to establish and maintain accounts on behalf of the Fund with, and place orders for the investment and reinvestment,  including without limitation purchase and sale of the Subadviser Assets with or through, such persons,  brokers (including,  to the  extent  permitted  by  applicable  law,  any  broker  affiliated  with  the
Subadviser)  or dealers  (collectively  "Brokers") as  Subadviser  may elect and negotiate commissions to be paid on such transactions. The Subadviser,  however, is not  required to obtain the  consent of the  Adviser or the Trust's  Board of
Trustees prior to establishing any such brokerage account.  The Subadviser shall place all orders for the purchase and sale of portfolio investments for a Fund's account  with  Brokers  selected by the  Subadviser.  In the  selection  of such
Brokers and the placing of such orders,  the Subadviser shall seek to obtain for the Fund the most favorable price and execution available,  except to the extent it may be  permitted  to pay higher  brokerage  commissions  for  brokerage  and research services,  as provided below. In using its reasonable efforts to obtain for a Fund the most favorable  price and execution  available,  the  Subadviser, bearing in mind the best interests of each Fund at all times, shall consider all factors it deems relevant,  including price,  the size of the  transaction,  the breadth  and  nature of the  market  for the  security,  the  difficulty  of the execution, the amount of the commission,  if any, the timing of the transaction, market prices and trends, the reputation,  experience and financial stability of the Broker involved,  and the quality of service rendered by the Broker in other transactions. Notwithstanding the foregoing, neither the Trust, the Fund nor the
Adviser  shall  instruct  the  Subadviser  to place  orders with any  particular
Broker(s) with respect to the Subadviser Assets. Subject to such policies as the
Trustees may determine,  or as may be mutually  agreed to by the Adviser and the
Subadviser,  the Subadviser is authorized but not obligated to cause,  and shall not be deemed to have acted  unlawfully  or to have breached any duty created by this Agreement or otherwise  solely by reason of its having caused,  the Fund to pay a Broker that provides  brokerage and research  services (within the meaning of Section 28(e) of the  Securities  Exchange Act of 1934) to the  Subadviser an
amount of commission for effecting a Subadviser  Assets  investment  transaction that is in excess of the amount of  commission  that  another  Broker would have charged  for  effecting  that  transaction  if,  but  only  if,  the  Subadviser determines in good faith that such  commission was reasonable in relation to the value of the brokerage and research  services  provided by such Broker viewed in terms of either that particular transaction or the overall responsibility of the
Subadviser  with  respect to the  accounts as to which it  exercises  investment discretion.

     It is recognized  that the services  provided by such Brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients.
On occasions when the Subadviser  deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Subadviser  Assets as well as other clients of the Subadviser,  the Subadviser,  to the extent permitted by applicable  laws and  regulations,  may,  but shall be under no  obligation  to, aggregate  the  securities  to be sold or  purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event,  allocation of  securities so sold or purchased,  as well as the expenses incurred in the  transaction,  will be made by the  Subadviser in the manner the
Subadviser  considers to be the most equitable and consistent with its fiduciary obligations  to each Fund and to such other  clients.  It is recognized  that in some cases,  this  procedure may adversely  affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund with respect to the Subadviser Assets.

     (g) Securities  Transactions.  The Subadviser and any affiliated  person of the Subadviser will not purchase  securities or other  instruments  from or sell securities or other instruments to the Fund;  provided,  however, the Subadviser or any  affiliated  person of the  Subadviser  may purchase  securities or other instruments  from or sell  securities or other  instruments  to the Fund if such transaction is permissible  under  applicable laws and  regulations,  including, without  limitation,  the  1940  Act and the  Advisers  Act  and the  rules  and regulations promulgated thereunder.

     The Subadviser acknowledges that the Adviser and the Trust may rely on Rule
17a-7,  Rule 17a-10,  Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the  Subadviser  hereby  agrees  that it shall  not  consult  with any other subadviser  to the Trust with  respect to  transactions  in  securities  for the
Subadviser Assets or any other transactions of Trust assets.

     The  Subadviser,  on its own behalf and with respect to its Access  Persons
(as  defined  in  subsection  (e) of Rule 17j-1  under the 1940 Act),  agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material  respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Subadviser will comply with the reporting requirements  of Rule 17j-1,  which may  include  either (i)  certifying  to the
Adviser  that the  Subadviser  and its Access  Persons  have  complied  with the
Subadviser's  Code of  Ethics  with  respect  to the  Subadviser  Assets or (ii)
identifying  any  violations  which have occurred with respect to the Subadviser
Assets.  The  Subadviser  will have also  submitted  its Code of Ethics  for its initial approval by the Board of Trustees no later than the date of execution of this  agreement  and  subsequently  within  six  months of any  material  change thereto.

     (h) Books and Records.  The  Subadviser  shall maintain  separate  detailed records as are  required  by  applicable  laws and  regulations  of all  matters hereunder pertaining to the Subadviser Assets (the "Fund's Records"), including, without limitation,  brokerage and other records of all securities transactions.
The Subadviser  acknowledges  that the Fund's Records are property of the Trust;
except to the extent that the  Subadviser  is  required  to maintain  the Fund's
Records  under the  Advisers  Act or other  applicable  law and except  that the
Subadviser,  at its own  expense,  is  entitled  to make  and keep a copy of the
Fund's Records for its internal files.  The Fund's Records shall be available to the  Adviser  or the Trust at any time upon  reasonable  request  during  normal business  hours and shall be available for  telecopying  promptly to the Adviser during  any  day  that  the  Fund is  open  for  business  as set  forth  in the
Prospectus.

     (i) Information  Concerning Subadviser Assets and Subadviser.  From time to time as the  Adviser or the Trust  reasonably  may  request in good  faith,  the
Subadviser will furnish the requesting  party reports on portfolio  transactions and  reports on the  Subadviser  Assets,  all in such  reasonable  detail as the parties may reasonably  agree in good faith. The Subadviser will also inform the
Adviser in a timely manner of material changes in portfolio managers responsible for  Subadviser  Assets,  any  changes in the  ownership  or  management  of the
Subadviser,  or of material  changes in the control of the Subadviser.  Upon the
Trust's or the Adviser's  reasonable request, the Subadviser will make available its officers and  employees to meet with the Trust's Board of Trustees to review the Subadviser  Assets via telephone on a quarterly basis and on a less frequent basis as agreed upon by the parties in person.

     Subject to the other provisions of this Agreement, the Subadviser will also provide such  information  or perform such  additional  acts with respect to the
Subadviser  Assets as are  reasonably  required  for the Trust or the Adviser to comply  with their  respective  obligations  under  applicable  laws,  including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities
Act, and any rule or regulation thereunder.

     (j)  Custody  Arrangements.  The  Trust or the  Adviser  shall  notify  the
Subadviser of the identities of its custodian banks and the custody arrangements therewith  with respect to the  Subadviser  Assets and shall give the Subadviser written notice of any changes in such custodian  banks or custody  arrangements.
The  Subadviser  shall on each  business day provide the Adviser and the Trust's custodian  such  information  as the  Adviser  and  the  Trust's  custodian  may reasonably  request in good faith  relating to all  transactions  concerning the
Subadviser Assets. The Trust shall instruct its custodian banks to (A) carry out all investment instructions as may be directed by the Subadviser with respect to the Subadviser  Assets (which  instructions  may be orally given if confirmed in writing);  and (B)  provide  the  Subadviser  with all  operational  information necessary  for the  Subadviser to trade the  Subadviser  Assets on behalf of the
Fund.  The  Subadviser  shall have no liability for the acts or omissions of the authorized custodian(s), unless such act or omission is required by and taken in
reliance  upon   instructions   given  to  the  authorized   custodian(s)  by  a
representative  of the  Subadviser  properly  authorized  (pursuant  to  written instruction by the Adviser) to give such instructions.

     (k) Valuation of Subadviser  Assets.  The Subadviser  agrees to monitor the
Subadviser  Assets and to notify the Adviser or its designee on any day that the
Subadviser  determines that a significant event has occurred with respect to one or more securities held in the Subadviser Assets. As requested by the Adviser or the  Trust's  Valuation  Committee,  the  Subadviser  hereby  agrees to  provide additional  assistance to the Valuation  Committee of the Trust, the Adviser and
the Trust's pricing agents in valuing  Subadviser  Assets held in the portfolio.
Such  assistance  may include  fair value  pricing of portfolio  securities,  as requested by the Adviser.  The Subadviser agrees that it will act, at all times, in  accordance  with the Trust's  Valuation  Procedures,  and will  provide such certifications or sub-certifications relating to its compliance with the Trust's
Valuation  Procedures as reasonably may be requested,  from time to time, by the
Adviser or the Trust.

     The  Subadviser  also  will  provide  such   information  or  perform  such
additional acts as are customarily performed by a Subadviser and may be required for a Fund or the  Adviser to comply  with their  respective  obligations  under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the  Securities  Act, and any rule or regulation thereunder.

     3. Independent  Contractor.  In the performance of its services  hereunder, the  Subadviser is and shall be an independent  contractor and unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent the Fund,  the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

     4. Expenses.  During the term of this  Agreement,  Subadviser  will pay all expenses  incurred by it in connection with its activities under this Agreement.
The Subadviser shall, at its sole expense,  employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this Agreement.  The Subadviser shall not be responsible for the Trust's,  the Fund's or Adviser's expenses,  which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage  commissions and other  transaction  charges,  if any) purchased for a
Fund and any losses  incurred in  connection  therewith,  expenses of holding or carrying Subadviser Assets, including, without limitation, expenses of dividends on stock  borrowed  to cover a short sale and  interest,  fees or other  charges incurred in connection with leverage and related  borrowings with respect to the
Subadviser Assets,  organizational and offering expenses (which include, but are not limited to,  out-of-pocket  expenses,  but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental  fees; dues and expenses  incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials,  prospectuses,  stock certificates and distribution of dividends;  charges of the Fund's custodians and sub-custodians,  administrators and sub-administrators,  registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any;  registration  and filing fees of the SEC;  expenses of registering or qualifying securities of the Fund for sale in the various states;
freight  and  other  charges  in  connection  with the  shipment  of the  Fund's portfolio securities;  fees and expenses of non-interested Trustees; salaries of shareholder  relations  personnel;  costs of shareholders  meetings;  insurance;
interest;   brokerage   costs;   and  litigation  and  other   extraordinary  or
non-recurring  expenses.  The Trust or the  Adviser,  as the case may be,  shall reimburse the  Subadviser for any expenses of the Funds or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The
Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

     5. Compensation.  For the services provided pursuant to this Agreement, the
Subadviser is entitled to the fee listed for the Fund on Exhibit A hereto.  Such fees will be computed  daily and paid no later than the seventh  (7th)  business day following the end of each month,  from the Adviser or the Trust,  calculated at an annual rate based on the Subadviser Assets' average daily net assets.

     The method of determining the net asset value of the Subadviser  Assets for purposes  hereof shall be the same as the method of determining  net asset value for purposes of establishing  the offering and redemption price of the shares of the Trust as  described in the Fund's  Prospectus.  If this  Agreement  shall be effective for only a portion of a month with respect to the Fund,  the aforesaid fee shall be prorated for the portion of such month during which this  Agreement is in effect for the Fund.

     6. Representations and Warranties of Subadviser.  The Subadviser represents and warrants to the Adviser and the Trust as follows:

     (a) The  Subadviser  is  registered  as an  investment  adviser  under  the
Advisers Act;

     (b) The Subadviser is registered as a Commodity  Trading  Advisor under the
Commodity  Exchange  Act, as amended (the  "CEA"),  with the  Commodity  Futures
Trading Commission (the "CFTC"), or is not required to file such registration;

     (c) The Subadviser is a partnership  duly organized and operating under the laws of the State of  Delaware  with the power to own and possess its assets and carry  on its  business  as it is now  being  conducted  and as  proposed  to be conducted hereunder;

     (d) The  execution,  delivery and  performance  by the  Subadviser  of this
Agreement are within the  Subadviser's  powers and have been duly  authorized by all necessary actions of its directors or shareholders,  and no action by, or in respect  of, or filing  with,  any  governmental  body,  agency or  official  is required on the part of the Subadviser for execution,  delivery and  performance by the Subadviser of this Agreement, and the execution, delivery and performance by the  Subadviser of this Agreement do not contravene or constitute a violation of, or a material  default under,  (i) any provision of applicable  law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment,  injunction,  order,  decree  or  other  instrument  binding  upon the
Subadviser; and

     (e) The Form ADV of the Subadviser provided to the Adviser and the Trust is a true and complete copy of the form,  including  that part or parts of the Form
ADV filed  with the SEC,  that part or parts  maintained  in the  records of the
Adviser,  and/or that part or parts provided or offered to clients, in each case as required  under the Advisers Act and rules  thereunder,  and the  information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the circumstances under which they were made, not misleading.

     7.  Representations  and Warranties of Adviser.  The Adviser represents and warrants to the Subadviser as follows:

     (a) The Adviser is registered  as an investment  adviser under the Advisers
Act;

     (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association or is not required to file such exemption;

     (c) The Adviser is a corporation  duly organized and validly existing under the laws of the State of  Delaware  with the power to own and possess its assets and carry on its  business  as it is now being  conducted  and as proposed to be conducted hereunder;

     (d)  The  execution,  delivery  and  performance  by the  Adviser  of  this
Agreement are within the Adviser's  powers and have been duly  authorized by all necessary action on the part of its directors or shareholders, and no action by, or in respect of, or filing with, any governmental  body,  agency or official is required on the part of the Adviser for the execution,  delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a  material  default  under,  (i)  any  provision  of  applicable  law,  rule or regulation,  (ii) the Adviser's governing  instruments,  or (iii) any agreement, judgment,  injunction,  order,  decree  or  other  instrument  binding  upon the
Adviser;

     (e) The Form ADV of the Adviser provided to the Subadviser and the Trust is a true and complete copy of the form,  including  that part or parts of the Form
ADV filed  with the SEC,  that part or parts  maintained  in the  records of the
Adviser,  and/or that part or parts provided or offered to clients, in each case as required  under the Advisers Act and rules  thereunder,  and the  information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the circumstances under which they were made, not misleading;

     (f) The Adviser  acknowledges  that it received a copy of the  Subadviser's
Form ADV prior to the execution of this Agreement; and

     (g) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust  authorized  the Adviser to delegate  certain of its duties under the  Advisory  Agreement to other  investment  advisers,  including without  limitation,  the  appointment of a subadviser with respect to assets of each of the  Trust's  mutual  fund  series,  including  without  limitation  the
Adviser's entering into and performing this Agreement.

     8.  Representations  and Warranties of the Trust.  The Trust represents and warrants to the Adviser and the Subadviser as follows:

     (a) The Trust is a statutory  trust duly formed and validly  existing under the laws of the State of  Delaware  with the power to own and possess its assets and carry on its  business  as it is now being  conducted  and as proposed to be conducted hereunder;

     (b) The Trust is registered as an investment company under the 1940 Act and has elected to qualify and has qualified, together with the Fund, as a regulated investment  company under the Code, and the Fund's shares are  registered  under the Securities Act;

     (c) The execution,  delivery and performance by the Trust of this Agreement are within the Trust's  powers and have been duly  authorized  by all  necessary action on the part of the Trust and its Board of Trustees,  and no action by, or in respect of, or filing  with,  any  governmental  body,  agency or official is required on the part of the Trust for the execution, delivery and performance by the Adviser of this  Agreement,  and the execution,  delivery and performance by the Trust of this  Agreement do not contravene or constitute a default under (i)
any provision of applicable law, rule or regulation,  (ii) the Trust's governing instruments,  or (iii) any agreement,  judgment,  injunction,  order,  decree or other instrument binding upon the Trust; and

     (d) The Trust acknowledges that it received a copy of the Subadviser's Form
ADV prior to the execution of this Agreement.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All representations  and warranties made by the Subadviser,  the Adviser and the
Trust  pursuant to the  recitals  above and  Sections 6, 7 and 8,  respectively, shall survive for the duration of this  Agreement  and the parties  hereto shall promptly  notify  each  other in  writing  upon  becoming  aware that any of the foregoing  representations  and warranties are no longer true or accurate in all material effects.

     10. Liability and Indemnification.

     (a) Liability. The Subadviser shall exercise its best judgment in rendering its services in accordance with the terms of this Agreement,  but otherwise,  in the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder,  the Subadviser, each of its  affiliates  and all respective  partners,  officers,  directors and employees  ("Affiliates") and each person, if any, who within the meaning of the
Securities Act controls the Subadviser  ("Controlling  Persons"),  if any, shall not be subject to any expenses or liability to the Adviser, any other subadviser to a Fund,  the Trust or a Fund or any of a Fund's  shareholders,  in connection with the matters to which this Agreement  relates,  including without limitation for any  losses  that  may be  sustained  in the  purchase,  holding  or sale of
Subadviser Assets. The Adviser shall exercise its best judgment in rendering its obligations  in  accordance  with the  terms of this  Agreement,  but  otherwise
(except  as set  forth in  Section  10(c)  below),  in the  absence  of  willful misfeasance,  bad  faith or gross  negligence  on the part of the  Adviser  or a reckless disregard of its duties hereunder,  the Adviser,  any of its Affiliates and each of the Adviser's  Controlling  Persons, if any, shall not be subject to any  liability  to the  Subadviser,  for any act or  omission in the case of, or connected  with,  rendering  services  hereunder  or for any losses  that may be sustained in the purchase, holding or sale of Subadviser Assets. Notwithstanding the foregoing,  nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law,  including,  without  limitation, the federal and state securities laws and the CEA.

     (b) Indemnification.  The Subadviser shall indemnify the Adviser, the Trust and the Fund, and their  respective  Affiliates and Controlling  Persons for any liability and expenses,  including without limitation reasonable attorneys' fees and expenses,  which the Adviser, the Trust and/or the Fund and their respective
Affiliates and Controlling  Persons may sustain as a result of the  Subadviser's willful  misfeasance,  bad faith,  gross negligence,  reckless  disregard of its duties hereunder or violation of applicable law, including,  without limitation, the federal and state  securities  laws or the CEA. The Adviser shall  indemnify the Subadviser,  its Affiliates and its Controlling  Persons,  for any liability and  expenses,  including  without  limitation  reasonable  attorneys'  fees and expenses,  which  may  be  sustained  as  a  result  of  the  Adviser's  willful misfeasance,  bad faith,  gross  negligence,  reckless  disregard  of its duties hereunder or violation of applicable law,  including,  without  limitation,  the federal and state securities laws or the CEA.

     The  Trust  shall  indemnify  the   Subadviser,   its  Affiliates  and  its
Controlling  Persons,   for  any  liability  and  expenses,   including  without
limitation reasonable attorneys' fees and expenses,  which may be sustained as a result of the Trust's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties  hereunder or violation of  applicable  law,  including, without limitation, the federal and state securities laws or the CEA.

     (c) The  Subadviser  shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to a Fund with respect to the portion of the assets of that Fund not managed by  Subadviser,  or (ii) acts of the  Subadviser which result from acts of the Adviser,  including, but not limited to, a failure of the Adviser to provide  accurate and current  information with respect to any records  maintained  by the  Adviser or any other  subadviser  to a Fund,  which records are not also maintained by or otherwise available to the Subadviser upon reasonable  request.  The  Adviser  agrees  that  Subadviser  shall  manage  the
Subadviser  Assets as if they  were a  separate  operating  Fund as set forth in
Section 2(b) of this Agreement. The Adviser shall indemnify the Subadviser,  its
Affiliates and Controlling  Persons from any liability  arising from the conduct of the  Adviser  and any other  subadviser  with  respect to the  portion of the
Fund's assets not allocated to the Subadviser.

     11. Duration and Termination.

     (a) Duration. Unless sooner terminated, this Agreement shall continue until
[ ], with respect to any Fund covered by this  Agreement  initially  and for any
Fund subsequently added to this Agreement, an initial period of no more than two years, and thereafter shall continue automatically for successive annual periods with  respect to each such  Fund,  provided  such  continuance  is  specifically approved  at least  annually  by the  Trust's  Board of  Trustees or vote of the lesser of (a) 67% of the shares of the Fund  represented at a meeting if holders of more than 50% of the outstanding  shares of the Fund are present in person or by proxy or (b) more than 50% of the  outstanding  shares of the Fund;  provided that in either  event its  continuance  also is  approved  by a majority  of the
Trust's  Trustees who are not "interested  persons" (as defined in the 1940 Act)
of any party to this  Agreement,  by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b)  Termination.  Notwithstanding  whatever may be provided  herein to the contrary, this Agreement may be terminated at any time with respect to the Fund, without payment of any penalty:

     (i) By vote of a majority of the Trust's Board of Trustees,  or by "vote of a majority of the outstanding  voting securities" of the Fund (as defined in the
1940 Act), or by the Adviser,  in each case, upon not more than 60 days' written notice to the Subadviser;

     (ii) By any  party  hereto  immediately  upon  written  notice to the other parties in the event of a breach of any provision of this Agreement by either of the other parties; or

     (iii) By the  Subadviser  upon not more than 60 days' written notice to the
Adviser and the Trust.

     This  Agreement  shall not be assigned (as such term is defined in the 1940
Act) and shall  terminate  automatically  in the event of its assignment or upon the termination of the Advisory Agreement.

     12.   Duties  of  the  Adviser.   The  Adviser   shall   continue  to  have
responsibility  for all  services  to be  provided  to the Fund  pursuant to the
Advisory Agreement and shall oversee and review the Subadviser's  performance of its duties  under this  Agreement.  Nothing  contained in this  Agreement  shall obligate the Adviser to provide any funding or other  support for the purpose of directly or indirectly promoting investments in the Fund.

     13. Reference to Adviser and Subadviser.

     (a) Neither the Adviser  nor any  Affiliate  or agent of the Adviser  shall make reference to or use the name of Subadviser or any of its Affiliates, or any of their  clients,  except  references  concerning  the identity of and services provided  by the  Subadviser  to a Fund,  which  references  shall not differ in substance  from those  included in the  Prospectus  and this  Agreement,  in any advertising or promotional  materials  without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees  to make  all  reasonable  efforts  to cause  the Fund and any  Affiliate thereof to satisfy the foregoing obligation.

     (b) Neither the  Subadviser  nor any  Affiliate or agent of the  Subadviser shall make reference to or use the name of the Adviser or any of its Affiliates, or any of their  clients,  except  references  concerning  the  identity  of and services  provided  by  the  Adviser  to a  Fund  or to  the  Subadviser,  which references  shall not differ in substance  from those included in the Prospectus and this  Agreement,  in any  advertising or promotional  materials  without the prior approval of Adviser,  which approval shall not be unreasonably withheld or delayed.  The Subadviser  hereby agrees to make all reasonable  efforts to cause any Affiliate of the Subadviser to satisfy the foregoing obligation.

     14.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the Trust's Board of Trustees or by a vote of a majority of the  outstanding voting  securities of the Funds (as required by the 1940 Act),  and (b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this  Agreement  cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     15.  Confidentiality.  Subject to the duties of the Adviser,  the Trust and the  Subadviser  to comply  with  applicable  law,  including  any demand of any regulatory or taxing  authority  having  jurisdiction,  the parties hereto shall treat as confidential and shall not disclose any and all information  pertaining to the Fund and the  actions  of the  Subadviser,  the  Adviser  and the Fund in respect thereof; except to the extent:

     (a) Authorized. The Adviser or the Trust has authorized such disclosure;

     (b)  Court or  Regulatory  Authority.  Disclosure  of such  information  is expressly  required  or  requested  by a court or other  tribunal  of  competent jurisdiction or applicable federal or state regulatory authorities;

     (c) Publicly Known Without Breach.  Such  information  becomes known to the general  public  without a breach of this  Agreement  or a similar  confidential disclosure agreement regarding such information;

     (d) Already Known. Such information already was known by the party prior to the date hereof;

     (e)  Received  From  Third  Party.  Such  information  was or is  hereafter rightfully  received by the party from a third party  (expressly  excluding  the
Fund's custodian,  prime broker and  administrator)  without  restriction on its disclosure  and without  breach of this  Agreement or of a similar  confidential disclosure agreement regarding them; or

     (f)  Independently   Developed.  The  party  independently  developed  such
information.

     16. Notice.  Any notice that is required to be given by the parties to each other  under the terms of this  Agreement  shall be in  writing,  delivered,  or mailed  postpaid  to  the  other  parties,  or  transmitted  by  facsimile  with acknowledgment  of  receipt,  to the  parties  at  the  following  addresses  or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other party:

     (a) If to the Subadviser:

         Gartmore Global Partners
         8 Fenchurch Place
         London
         United Kingdom
         EC3M 4PB

     (b) If to the Adviser:

        Aberdeen Asset Management Inc.
        1735 Market Street
        17th Floor
        Philadelphia, PA  19103
        Attention: Legal Department
        Facsimile: (215) 405-5780

     (c) If to the Trust:

         Aberdeen Funds
         5 Tower Bridge
         300 Barr Harbor Drive
         West Conshohocken, PA 19428
         Attention: Legal Department
         Facsimile: (610) 238-3660

     17.  Jurisdiction.  This  Agreement  shall be governed by and  construed in accordance with substantive  laws of the State of Delaware without  reference to choice of law  principles  thereof and in  accordance  with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts,  each of which  shall be deemed an  original,  all of which  shall together constitute one and the same instrument.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise  provided  herein,   "interested  person,"  "affiliated  person,"  and
"assignment" shall have their respective  meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     21. Severability.  If any provision of this Agreement shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     22.  Entire  Agreement.   This  Agreement,   together  with  all  exhibits,
attachments and appendices,  contains the entire  understanding and agreement of the parties with respect to the subject matter hereof.

     23.  Aberdeen Funds and its Trustees.  The terms  "Aberdeen  Funds" and the
"Trustees of Aberdeen  Funds" refer  respectively  to the Trust  created and the
Trustees,  as trustees but not  individually or personally,  acting from time to time under the  Declaration of Trust made and dated as of [ ], 2007, as has been or may be amended and/or  restated from time to time, and to which  reference is hereby made.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                      TRUST
                                      ABERDEEN FUNDS

                                      By:
                                      Name:
                                      Title:

                                      ADVISER
                                      ABERDEEN ASSET MANAGEMENT INC.

                                      By:
                                      Name:
                                      Title:

                                      SUBADVISER
                                      GARTMORE GLOBAL PARTNERS
                                      By:
                                      Name:
                                      Title:

                                    EXHIBIT A
                           SUBADVISORY AGREEMENT AMONG
                         ABERDEEN ASSET MANAGEMENT INC.,
                                 ABERDEEN FUNDS
                          AND GARTMORE GLOBAL PARTNERS
                               Effective [ ], 2007

Funds of the Trust                                           Advisory Fees

Aberdeen China Opportunities Fund          0.625% on assets up to $500 million
                                           0.600% on assets of $500 million but less than $2 billion
                                           0.575% on assets of $2 billion and more

Aberdeen Developing Markets Fund           0.525% on assets up to $500 million
                                           0.500% on assets of $500 million but less than $2 billion
                                           0.475% on assets of $2 billion or more

Aberdeen  International Equity Fund        0.450% on assets up to $500 million
                                           0.425% on assets of $500 million but less than $2 billion
                                           0.400% on assets of $2 billion or more

Aberdeen Select Worldwide Fund             0.450% on assets up to $500 million
                                           0.425% on assets of $500 million but less than $2 billion
                                           0.400% on assets of $2 billion or more

Aberdeen Global Utilities Fund             0.350% on assets up to $500 million
                                           0.325% on assets of $500 million but less than $2 billion
                                           0.300% on assets of $2 billion or more